                                                                      EXHIBIT 12
                       DORAL FINANCIAL CORPORATION
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                     SIX
                                                                    MONTH
                                                                    PERIOD
                                                                    ENDED
                                                                   JUNE 30,                  YEAR ENDED DECEMBER 31,
                                                                   ---------   -----------------------------------------------------
                                                                      1999       1998        1997        1996       1995      1994
                                                                   ---------   --------    --------    -------    -------    -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                     $ 37,930    $ 59,839    $ 37,797    $31,279    $22,060    $18,745
  Plus:
     Fixed Charges (excluding capitalized interest)                  66,500     115,894      62,269     47,130     44,442     23,996
                                                                   --------    --------    --------    -------    -------    -------

TOTAL EARNINGS                                                     $104,430   $175,733    $100,066    $78,409    $66,502    $42,741
                                                                   ========    ========    ========    =======    =======    =======

FIXED CHARGES:
     Interest expensed and capitalized                             $ 65,251    $114,396    $ 60,912    $45,857    $43,380    $23,252
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                611         544         526        586        372         83
     An estimate of the interest component within rental expense        712       1,080         831        687        690        661
                                                                   --------    --------    --------    -------    -------    -------

TOTAL FIXED CHARGES                                                $ 66,574     116,020      62,269     47,130     44,442     23,996
                                                                   ========    ========    ========    =======    =======    =======

RATIO OF EARNINGS TO FIXED CHARGES                                     1.57        1.51        1.61       1.66       1.50       1.78
                                                                   ========    ========    ========    =======    =======    =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                     $ 37,930    $ 59,839    $ 37,797    $31,279    $22,060    $18,745
  Plus:
     Fixed Charges (excluding capitalized interest)                  51,935      98,456      52,255     41,604     41,081     22,891
                                                                   --------    --------    --------    -------    -------    -------

TOTAL EARNINGS                                                     $ 89,865    $158,295    $ 90,052    $72,883    $63,141    $41,636
                                                                   ========    ========    ========    =======    =======    =======

FIXED CHARGES:
     Interest expensed and capitalized                             $ 50,686    $ 96,916    $ 50,898    $40,331    $40,019    $22,147
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                611         544         526        586        372         83
     An estimate of the interest component within rental expense        712       1,080         831        687        690        661
                                                                   --------    --------    --------    -------    -------    -------

TOTAL FIXED CHARGES                                                $ 52,009      98,540      52,255     41,604     41,081     22,891

RATIO OF EARNINGS TO FIXED CHARGES                                     1.73        1.61        1.72       1.75       1.54       1.82
                                                                   ========    ========    ========    =======    =======    =======